UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                Form S-8

                          REGISTRATION STATEMENT
                                  Under
                         THE SECURITIES ACT OF 1933

               Exact name of issuer as specified in its charter:

                          HEWLETT-PACKARD COMPANY

         State or other jurisdiction of              I.R.S. Employer
         incorporation or organization:             Identification No.:
               California                              94-1081436

                     Address of principal executive offices:
               3000 Hanover Street, Palo Alto, California 94304

                           Full title of the plans:

        VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase Plan

                    Name and address of agent for service:
                              D. CRAIG NORDLUND
                3000 Hanover Street, Palo Alto, California 94304

 Telephone Number, including area code, of agent for service: (650) 857-1501

                       CALCULATION OF REGISTRATION FEE

 Title of                      Proposed        Proposed
 Securities       Amount       Maximum         Maximum           Amount of
 To be            To Be        Offering Price  Aggregate         Registration
 Registered       Registered   Per Share       Offering Price    Fee(1)(2)
 ----------------------------------------------------------------------------
 Common Stock
 Par Value $1.00
 per Share        25,000       $61.7188        $1,542,970        $455.18
 ----------------------------------------------------------------------------
 (1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by .000295.

 (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $61.7188 per share, which represents the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on January 26, 1998.




                                 PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Documents by Reference.

          Hewlett-Packard Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1997 filed with the Securities and Exchange Commission ("SEC") on January 27, 1998;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company document referred to in (a) above;

         (c) The description of the Company's capital stock contained in the Company's Registration Statement under the Exchange Act filed with the SEC on or about November 6, 1957 and the Amended and Restated Articles of Incorporation which appeared as Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

 Item 4. Description of Securities.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

 Item 5. Interests of Named Experts and Counsel.

         Inapplicable.

 Item 6. Indemnification of Directors and Officers.

         Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

         Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

         The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

 Item 7. Exemption from Registration Claimed.

         Inapplicable.

 Item 8. Exhibits.

         See Exhibit Index on page 8.

 Item 9. Undertakings.

         (a) Rule 415 Offering.
             -----------------
         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings Incorporating Subsequent Exchange Act Documents by
              Reference.
              ----------------------------------------------------------
         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
 Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.
              -------------------------------------------------------
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 29th day of January, 1998.


                                                HEWLETT-PACKARD COMPANY

                                                By:  /s/Ann O. Baskins
                                                     -------------------
                                                     Ann O. Baskins
                                                     Assistant Secretary
                                                     & Managing Counsel



                                Exhibit 24

                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint D. Craig Nordlund and Ann O. Baskins, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and these Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.


 Signature                          Title                        Date
 ---------                          -----                        ----

 /s/Raymond W. Cookinghamv  Vice President and Controller    January 23, 1998
 ----------------------    (Principal Accounting Officer)
 Raymond W. Cookingham

                                    Director                 January   , 1998
 ----------------------
 Thomas E. Everhart

 /s/John B. Fery                    Director                 January 23, 1998
 ----------------------
 John B. Fery

 /s/Jean-Paul G. Gimon              Director                 January 23, 1998
 ----------------------
 Jean-Paul G. Gimon

 /s/Sam Ginn                        Director                 January 23, 1998
 ----------------------
 Sam Ginn

 /s/Richard A. Hackborn             Director                 January 23, 1998
 ----------------------
 Richard A. Hackborn

 /s/Walter B. Hewlett               Director                 January 23, 1998
 ----------------------
 Walter B. Hewlett


 ----------------------             Director                 January   , 1998
 George A. Keyworth II

 /s/David M. Lawrence,M.D.          Director                 January 23, 1998
 ----------------------
 David M. Lawrence, M.D.

 /s/Paul F. Miller, Jr.             Director                 January 23, 1998
 ---------------------
 Paul F. Miller, Jr.

 /s/Susan P. Orr                    Director                 January 23, 1998
 ---------------------
 Susan P. Orr

 /s/David W. Packard                Director                 January 23, 1998
 ---------------------
 David W. Packard

 /s/Lewis E. Platt            Chairman, President and        January 23, 1998
 ---------------------        Chief Executive Officer
 Lewis E. Platt            (Principal Executive Officer)

 /s/Robert P. Wayman          Executive Vice President,      January 23, 1998
 ---------------------       Finance and Administration
 Robert P. Wayman            (Chief Financial Officer)
                                  and Director

                                 EXHIBIT INDEX

    Exhibit No.

      1-3       Not applicable.

        4       None

        5       Opinion re legality.

      6-22      Not applicable.

        23.1    Consent of Independent Accountants.   Found at page 10
                of this registration statement and incorporated herein by reference.

        23.2    Consent of Counsel.  Contained with the opinion filed as
                Exhibit 5 hereto and incorporated herein by reference.

        24 Powers of attorney. Contained in the signature pages (pages 6-7) of this Form S-8 registration statement and incorporated herein by reference.

        25-98   Not applicable.

        99      VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase
                Plan

                                 EXHIBIT 5


 January 29, 1998

 Hewlett-Packard Company
 3000 Hanover Street
 Palo Alto, California 94304

          25,000 Shares of Common Stock of Hewlett-Packard Company Offered pursuant to the VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase Plan

 Dear Sir or Madam:

 I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of 25,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase Plan (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

 Upon the basis of such examination, I am of the following opinion:

 1. The authorized shares of the Company consist of 300,000,000 shares of Preferred Stock and 2,400,000,000 shares of Common Stock.

 2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of 25,000 shares of the Common Stock of the Company pursuant to the Plan have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

 3. When the above-mentioned registration statement relating to the Shares has become effective and when the listing of the Shares on the New York Stock Exchange and The Pacific Exchange has been authorized, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares will have been obtained.

 You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                   Very truly yours,

                                   /s/Ann O. Baskins
                                   Ann O. Baskins
                                   Assistant Secretary
                                   and Managing Counsel




                                Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1997, which appears on page 54 of the 1997 Annual Report to Shareholders of Hewlett-Packard Company, which is incorporated in Hewlett-Packard Company's Annual Report on Form 10-K for the year ended October 31, 1997.

 /s/Price Waterhouse LLP
 Price Waterhouse LLP
 San Jose, California
 January 29, 1998

                             Exhibit 23.2

                          CONSENT OF COUNSEL

 Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

                              Exhibit 99


                             VERIFONE, INC.

              1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


 1. Purpose. The purpose of the Plan is to provide certain employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of Hewlett-Packard through accumulated payroll deductions. It is the intention of the Company that this Plan not qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

 2.  Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the Common Stock of
 Hewlett-Packard Company.

     (d)  "Company" shall mean VeriFone, Inc., and any Designated
 Subsidiary of the Company.

     (e) "Compensation" shall mean all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses and any other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income recognized in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

     (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship may be deemed to have terminated on the 91st day of such leave.

     (h) "Enrollment Date" shall mean the first day of the Offering Period.

     (i)  "Exercise Date" shall mean the last day of the Offering
 Period.

     (j) "Fair Market Value" shall mean the average of the highest and lowest selling prices for the Common Stock as reported on the New York Stock Exchange composite tape on the date of such determination.

     (k) "Offering Period" shall mean the period of approximately six (6) months at the conclusion of which an option granted pursuant to the Plan shall be exercised, commencing on the first Trading Day on or after August 1, 1997 and terminating on the last Trading Day in the period ending the following January 30, 1998.

     (l)  "Plan" shall mean this 1997 Non-Qualified Employee Stock
 Purchase Plan.

     (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (n)  "Reserves" shall mean the number of shares of Common
 Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (p)  "Trading Day" shall mean a day on which the New York
 Stock Exchange is open for trading.

 3. Eligibility. Any Employee who (i) was not, on June 25, 1997, participating in the Offering Period commencing February 1, 1997 under the VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan, and (ii) who has been an Employee since May 1, 1997 shall be eligible to participate in the Plan.

 4.   Offering Period.  The Plan shall be implemented by a single
 Offering Period commencing on the first Trading Day on or after August 1, 1997 and ending on the last Trading Day in the period ending January 30, 1998.

 5.   Participation.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

      (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in
 Section 10 hereof.

 6.   Payroll Deductions.

      (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15 percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

      (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

      (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or decrease their contribution percentage to zero, but otherwise may not increase or decrease the rate of his or her payroll deductions during the Offering Period.

      (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

 7.   Grant of Option.  On the Enrollment Date of the Offering
 Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during the Offering Period more than the lesser of (i) 1,000 shares (subject to any adjustment pursuant to Section 19), or (ii) $12,500 divided by the Fair Market Value of one share of Common Stock on August
 1, 1997. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.

 8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be returned to the participant. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

 9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant (or his or her brokerage account), of a certificate representing the shares purchased upon exercise of his or her option, or the Company shall establish some other means for such participants to receive ownership of the shares.

 10. Withdrawal. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

 11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
 Section 15 hereof, and such participant's option shall be automatically terminated.

 12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

 13.  Stock.

      (a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 25,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof.

      (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

 14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

 15.  Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.
 If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

 16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

 17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

 18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of Account shall be given to participating Employee, which statements shall set forth the amounts of payroll deductions, the Purchase Price and the number of shares purchased.

 19.  Adjustments Upon Changes in Capitalization, Dissolution,
 Liquidation, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholder of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase of decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      (b) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

 20.  Amendment or Termination.

      (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in
 Section 19 hereof, no such termination can affect options previously granted. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected", the Board (or its committee) shall be entitled to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing or properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

 21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

 22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of the law, domestic and foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

 23. Term of Plan. The Plan shall become affective August 1, 1997 and shall continue in effect until shares have been purchased and distributed in the Offering Period. After such purchase and distribution, the Plan shall automatically terminate.